REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 5, 2007, by Avantair, Inc., a Delaware corporation (the “Company”), in favor of each of the investors listed on Exhibit A (each, an “Investor”).

A. Pursuant to that certain Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated as of December 5, 2007, by and between the Company and Investor, the Investor has purchased shares (the “Purchase”) of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred)”.

B. Pursuant to the Purchase Agreement, the Company is required to provide the Investor certain registration rights with respect to the shares of the Company’s Common Stock issuable upon conversion of the Series A Preferred.

1.	REGISTRATION RIGHTS.

1.1 Definitions. For purposes of this Section 1:

(a) Common Stock. The term “Common Stock” means the Company’s common stock, $0.0001 par value per share.

(b) Registration. The terms “register,” “registration” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(c) Registrable Securities. The term “Registrable Securities” means (i) the Common Stock issuable upon conversion of the Series A Preferred and (ii) any shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock described in clause (i).

(d) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock which are Registrable Securities that are then (1) issued and outstanding or (2) issuable pursuant to the conversion of the Series A Preferred or other convertible securities.

(e) Holder. The term “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of the Series A Preferred convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided, further, that Holders of Registrable Securities will not be required to convert their Series A Preferred into shares of Common Stock in order to exercise the registration rights granted hereunder.

(f) SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

1.2 Demand Registrations.

(a) Request by Holders. If the Company shall receive at any time after the three month anniversary of the date hereof, a written request from the Holders of at least fifty percent (50%) of the then outstanding Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) and, if by means of an underwriting, covering the registration of Registrable Securities pursuant to this Section 1.2, with an anticipated aggregate offering price of at least $7,500,000 (net of underwriting discounts and commissions), then the Company shall, within twenty (20) days after the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use all reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 1. The Company may, if permitted by law, effect any registration pursuant to this Section 1.2 by the filing of a registration statement on Form S-3. Any registration statement filed pursuant to this Section 1.2(a) may, subject to Section 1.2(c), include shares of Common Stock with respect to which the Company has registration obligations pursuant to written contractual arrangements (“Other Registrable Securities”) including, if applicable, by post-effective amendment to any “shelf” registration filed with respect to any Registrable Securities.

(b) Mandatory Shelf Registration. The Company agrees to file with the SEC, in no event later the six month anniversary of the date hereof (provided, that if the Company is eligible to file a registration statement on Form S-3, then such filing shall be made no later than the three month anniversary of the date hereof), a shelf registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of any and all Registrable Securities (including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Mandatory Shelf Registration Statement”); provided, however, that the Company will not file a registration statement on its behalf prior to filing the Mandatory Shelf Registration Statement. The Company shall use its commercially reasonable efforts to cause such Mandatory Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable following such filing; provided, however, that if the Mandatory Shelf Registration Statement is not declared effective by the SEC on or prior to the nine month anniversary of the date hereof then the Company shall pay to each Investor an amount in cash equal to one and one-half percent (1.5%) of (i) the number of Series A Preferred held by such Investor as of such date, multiplied by (ii) the purchase price paid by such Investor for such Series A Preferred then held; and on every monthly anniversary thereof until the Mandatory Shelf Registration Statement is declared effective by the SEC; provided further, however, that if the SEC, by written or oral comment or otherwise, limits the Company’s ability to request effectiveness, or prohibits the effectiveness of, the Mandatory Shelf Registration Statement with respect to any or all the Registrable Securities pursuant to Rule 415, it shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use reasonable best efforts and no such penalty shall be due and payable. Any Mandatory

Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an underwritten offering, a direct sale to purchasers, a sale through brokers or agents, or a sale over the Internet) by the Holders of any and all Registrable Securities.

(c) Underwriting. If the Holders initiating the registration request under this Section 1.2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection Section 1.2(a). In such event, the right of any Holder to include his, her, or its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

(d) Maximum Number of Demand Registrations. The Company is obligated to effect only two such registrations pursuant to Section 1.2(a).

(e) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.2, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of a single counsel for all Holders (but excluding underwriters’ discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 1.2 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it is declared effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to a demand registration pursuant to this Section 1.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); provided, further, however, that if at the time of such withdrawal, the

Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their demand registration rights pursuant to this Section 1.2.

1.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 1.2, any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If a registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company (assuming the Company is the party which has requested the filing of such Registration Statement) or, if applicable, to the holders of Other Registrable Securities which, pursuant to written contractual arrangements, has demanded such registration, and second to Holders requesting inclusion of their Registrable Securities in such registration statement and any holders of Other Registrable Securities requesting inclusion of their Other Registrable Securities in such registration statement on a pro rata basis based on the number of Registrable Securities and Other Registrable Securities, as applicable, each such person has requested to be included in the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice, given in accordance with Section 3.1 hereof, to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.3, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company (but excluding underwriters’ discounts and commissions) shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 1.3 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

1.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, subject to the provisions of Section 1.4(f) below, as expeditiously as reasonably possible:

(a) Use its best efforts to prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such registration statement until such time as all of such Registrable Securities registered thereunder shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement. In the case of amendments and supplements to a registration statement which are required to be filed pursuant to this Agreement by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall have incorporated such report by reference into such registration statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such registration statement.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions. The Company shall promptly notify each Holder of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering and enter into such other customary agreements and take all such actions as such underwriter reasonably requests in order to expedite or facilitate the disposition of such shares. Each Holder participating in such underwriting hereby agrees to also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Holder (or such other number of copies as such Holder may reasonably request).

(g) The Company shall use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of any registration statement prepared hereunder, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, (ii) if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) The Company shall use its commercially reasonable efforts either to cause all the Registrable Securities covered by a registration statement prepared hereunder to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 1.4(h).

(i) The Company shall cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a registration statement filed hereunder and enable such certificates to be in such denominations or amounts, as the case may be, as such Holders may reasonably request and registered in such names as such Holders may request.

(j) If requested by a Holder, the Company shall use its commercially reasonable efforts to (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any registration statement if reasonably requested by a Holder holding any Registrable Securities.

(k) Use commercially reasonable efforts to furnish, on or about the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, copies of (i) the opinion, if any, of the lead legal counsel representing the Company for the purposes of such registration issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters and (ii) the letter (including any “bring-downs” related thereto) from the independent certified public accountants of the Company issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters.

(l) Notwithstanding any other provision of this Agreement, from and after the time a registration statement filed under this Section 1 covering Registrable Securities is declared effective, the Company shall have the right to suspend the registration statement and the related prospectus in order to prevent premature disclosure of any material non-public information related to corporate developments by delivering notice of such suspension to the Holders, provided, however, that the Company may exercise the right to such suspension only once in any 12-month period and for a period not to exceed 90 days. From and after the date of a notice of suspension under this Section 1.4(l), each Holder agrees not to use the registration statement or the related prospectus for resale of any Registrable Security until the earlier of (1) notice from the Company that such suspension has been lifted or (2) the 90th day following the giving of the notice of suspension.

(m) Cause the principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company to cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include participation in meetings with underwriters, attorneys, accountants and potential investors.

(n) Make available for inspection by the Holders included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Holder included in such registration statement or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such registration statement.

1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2 or 1.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

1.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 1.2 or 1.3:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, members, employees and agents of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, the “Violations” and, individually, a “Violation”):

(1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

(2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

The Company will promptly reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, after a request for reimbursement has been received by the Company, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will be required severally and not jointly to indemnify and hold harmless the Company, each of its directors, employees, agents, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration. Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; promptly after a request for reimbursement has been received by the indemnifying Holder, provided, however, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 1.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e) Contribution. If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) Conflict with Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

(g) Survival. The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) Use reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.9 Limitation on Sale of Registrable Securities. Notwithstanding the Holders’ rights pursuant to Section 1.2 and 1.3 hereof (but without prejudice thereto), each Holder jointly and severally covenants and agrees that (i) no Registrable Securities may be sold pursuant to any registration statement filed under the Securities Act prior to the six month anniversary of the date hereof and (ii) no more than one half of all Registrable Securities held by all Holders as a group may be sold pursuant to any registration statement filed under the Securities Act prior to the twelve month anniversary of the date hereof.

2.	ASSIGNMENT AND AMENDMENT.

2.1 Assignment. Notwithstanding anything herein to the contrary:

(a) Registration Rights. The registration rights of a Holder under Section 1 hereof may be assigned; provided, however that no party may assign any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.

2.2 Amendment and Waiver of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders (and/or any of their permitted successors or assigns) holding Series A Preferred representing and/or convertible into a majority of all the Holders’ Shares (as defined below); provided, further, that the grant to third parties of piggyback registration rights under Section 1.2 hereof on a pari passu basis with the piggyback registration rights of the Holders under Section 1.2 shall not be deemed to be a material and adverse change to the piggyback registration rights of the Holders under this Agreement and shall not require the consent of Holders. As used herein, the term “Holders’ Shares” shall mean the shares of Common Stock then issuable upon conversion of all then outstanding Series A Preferred. Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon each Holder, each permitted successor or assignee of such Holder and the Company.

3.	GENERAL PROVISIONS.

3.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a) if to a Holder, at such Holder’s address as set forth on Exhibit A hereto.

(b) if to the Company, marked “Attention: President”, at Avantair, Inc.; 4311 General Howard Drive, Clearwater, FL 33762; Facsimile: (727)539-7007.

3.2 Entire Agreement. This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

3.3 Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York , without giving effect to that body of laws pertaining to conflict of laws. Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the Second Department of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Agreement.

3.4 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

3.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

3.6 Successors And Assigns. Subject to the provisions of Section 2.1, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

3.7 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

3.9 Costs And Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

3.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

3.11 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE COMPANY:

AVANTAIR, INC.

By:
Name:	Steve Santo
Title:	Chief Executive Officer

INVESTOR:

By:
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

List of Series A Preferred Holders

Name and Address	Number of Shares of Common Stock Underlying Series A Preferred Held